Exhibit 99.2

                         UNITED STATES OF AMERICA
                                     BEFORE
              THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.

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                                            )
Written Agreement by and between            )
                                            )
COUNTY BANK                                 )
  Merced, California                        )     Docket No. 04-025-WA/RB-SM
                                            )
and                                         )
                                            )
FEDERAL RESERVE BANK OF                     )
    SAN FRANCISCO                           )
San Francisco, California                   )
                                            )
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      WHEREAS, County Bank, Merced, California (the "Bank"), a state chartered bank that is a member of the Federal Reserve System, is taking steps to address deficiencies identified by the Federal Reserve Bank of San Francisco (the "Reserve Bank") relating to compliance with applicable federal laws, rules, and regulations relating to anti-money laundering ("AML") policies and procedures, including the Currency and Foreign Transactions Reporting Act, 31 U.S.C. 5311 et seq. (the Bank Secrecy Act (the "BSA")); the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103); and the AML provisions of Regulation H (12 C.F.R. 208.62 and 208.63) of the Board of Governors of the Federal Reserve System (the "Board of Governors");

      WHEREAS, in furtherance of their common goal to ensure that the Bank continues to address identified deficiencies, the Bank and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

      WHEREAS, on __________________________, 2004, the Bank's board of directors, at a duly constituted meeting, adopted a resolution authorizing and directing


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______________________________ to enter into this Agreement on behalf of the
Bank, and consenting to compliance by the Bank and its institution-affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. 1813(u)), with each and every provision of this Agreement.

      NOW, THEREFORE, the Bank and the Reserve Bank agree as follows: Bank Secrecy Act and Regulation H Compliance

      1. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank an acceptable written program designed to improve the Bank's system of internal controls to ensure compliance with all applicable provisions of the BSA and the rules and regulations issued thereunder, as required by section 208.63 of Regulation H of the Board of Governors (12 C.F.R. 208.63). The program shall include procedures to identify and incorporate, on an ongoing basis, the requirements of any amendments to the BSA or the rules and regulations issued thereunder. The program, at a minimum, shall provide for:

            (a) Adequate internal controls to ensure compliance with the BSA and the rules and regulations issued thereunder, including but not limited to:

                  (i) the recordkeeping and reporting requirements for currency transactions over $10,000 (31 C.F.R. 103.22), including information systems adequate to ensure accurate and timely form completion and a system capable of aggregating multiple cash transactions for appropriate business periods and across business lines and products and identifying any cash transactions, including deposits, withdrawals, exchanges, funds transfers, and purchase of monetary instruments, that may have been structured to avoid currency transaction reporting requirements; and

                  (ii) currency transaction reporting exemption procedures (31 C.F.R. 103.22); and

            (b) independent review of compliance with the BSA and the rules and regulations issued thereunder and procedures to ensure that compliance audits are comprehensive


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and commensurate with the institution's size and risk profile, including but not limited to testing of the automated large currency transaction identification system.

      2. The Bank shall take steps to dedicate adequate resources to maintain an effective BSA compliance program which is commensurate with the institution's size and risk profile.

Suspicious Activity and Customer Due Diligence

      3. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank an acceptable enhanced written customer due diligence program designed to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law and suspicious transactions against or involving the Bank to law enforcement and supervisory authorities, as required by the suspicious activity reporting provisions of Regulation H of the Board of Governors (12 C.F.R. 208.62). At a minimum, the program shall include:

            (a) A risk-focused assessment of the Bank's customer base to:

                  (i) identify and document the categories of customers whose transactions and banking activities are routine and usual; and

                  (ii) determine the appropriate level of enhanced due diligence necessary for those categories of customers that the Bank has reason to believe pose a heightened risk of illicit activities at or through the Bank; and

            (b) for those customers whose transactions require enhanced due diligence, additional procedures to:

                  (i) determine the appropriate documentation necessary to confirm the business activities of the customer; and

                  (ii) understand the normal and expected transactions of the customer; and


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      (c) procedures designed to ensure proper identification and reporting of all known or suspected violations of law and suspicious transactions, including but not limited to appropriate account and transaction monitoring and risk assessments.

Audit and Internal Controls

      4. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank acceptable enhanced written policies and procedures designed to strengthen the Bank's internal controls and audit program. The policies and procedures, at a minimum, shall provide for corrective steps to address criticisms set forth in the Report of Examination for the examination that started on May 17, 2004, including, but not limited to:

            (a) The timely resolution of audit and examination findings and specific policies and procedures for addressing unresolved findings, including escalating issues to senior management;

            (b) strengthened board oversight of the outsourced audit function consistent with the Interagency Policy Statement on the Internal Audit Function and Its Outsourcing, issued March 17, 2003;

            (c) a formal, written audit policy designed to provide appropriate and consistent guidance for the internal audit function;

            (d) enhanced internal controls to improve the monitoring of operations, including but not limited to formal procedures for the use and reconcilement of suspense and bank controlled accounts; and

            (e) a requirement that the policies and procedures be reviewed at least annually.


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Approval of Programs and Plan

      5. The written programs, policies, and procedures required by paragraphs 1, 3, and 4 of this Agreement shall be submitted to the Reserve Bank for review and approval. Acceptable programs, policies, and procedures shall be submitted within the time periods set forth in this Agreement. The Bank shall adopt the approved programs, policies, and procedures within 10 days of approval by the Reserve Bank and then shall fully comply with them. During the term of this Agreement, the Bank shall not amend or rescind the approved programs, policies, or procedures without the prior written approval of the Reserve Bank.

      6. Within 30 days after the end of each calendar quarter (December 31, March 31, June 30, and September 30) following the date of this Agreement, the board of directors of the Bank shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof. Such reports may be discontinued when the corrections required by this Agreement have been accomplished and the Reserve Bank has, in writing, released the Bank from making further reports.

Communications

      7. All communications regarding this Agreement shall be sent to:

                  (a)   Mr. Philip Ryan
                        Director, Banking Applications and Enforcement Federal Reserve Bank of San Francisco
                        101 Market Street, Mail Stop 615
                        San Francisco, California 94105

                  (b)   Mr. Thomas T. Hawker
                        President and Chief Executive Officer
                        County Bank
                        550 West Main Street
                        Merced, California 95340


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Miscellaneous

      8. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of this Agreement.

      9. The provisions of this Agreement shall be binding upon the Bank and all of its institution-affiliated parties, in their capacities as such, and their successors and assigns.

      10. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank.

      11. The provisions of this Agreement shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting the Bank or any of its current or former institution-affiliated parties and their successors and assigns.

      12. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818). IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the ____ day of ___________________, 2004.

County Bank                                Federal Reserve Bank of San Francisco

By: _________________________________      By: _________________________________
            Thomas T. Hawker                    Philip Ryan
            President and CEO                   Director, Banking Applications
                                                and Enforcement


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